CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of IDS Industries, Inc (the “Company”) on Form 10-K for the year ended August 31, 2013 filed with the Securities and Exchange Commission (the “Report”), I, Scott Plantinga, Chief Executive Officer of the Company, and I Pamela McKeown, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Scott Plantinga
Name:	Scott Plantinga
Title:	Principal Executive Officer
Date:	December 13, 2013

By:	/s/ Pamela McKeown
Name:	Pamela McKeown
Title:	Principal Financial Officer and Principal Accounting Officer
Date:	December 13, 2013

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.